United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2014

SquareTwo Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Denver, Colorado 80237
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 303-296-3345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of August 1, 2014, L. Heath Sampson has resigned from his position as Senior Vice President and Chief Financial Officer of CA Holding, Inc., SquareTwo Financial Corporation and their subsidiaries to pursue other interests.
Effective as of August 1, 2014, John Lowe has been appointed to the office of Senior Vice President and Chief Financial Officer of CA Holding, Inc., SquareTwo Financial Corporation. Mr. Lowe has been employed by SquareTwo Financial Corporation since August 2009 in a variety of capacities most recently as Treasurer and Vice President of Finance and External Reporting since July 2010. Prior to joining SquareTwo, Mr. Lowe served as Director of Technical Accounting for Archstone from January 2008 until August 2009. From October 2002 to December 2007, Mr. Lowe was employed by Deloitte & Touche in varying capital markets and audit roles. Mr. Lowe is a CPA and graduated from Virginia Polytechnical Institute and University with a Bachelors of Science in Accounting and Finance.
On August 1, 2014, SquareTwo Financial Corporation entered into a new employment agreement with John Lowe, the Senior Vice President and Chief Financial Officer of CA Holding, Inc., SquareTwo Financial Corporation and its subsidiaries. This agreement provides for a 3 year term with one year renewals thereafter. Under the terms of this agreement, the annual base salary for Mr. Lowe is $350,000 with a 100% bonus target.
The foregoing description of the new employment agreement does not purport to be complete and is qualified in its entirety by the full text of such employment agreement which is attached hereto as Exhibit 10.1
Effective as of August 1, 2014, the Company has accepted the resignation of Thomas Good as General Counsel and Secretary of CA Holding, Inc., SquareTwo Financial Corporation and their subsidiaries due to personal health concerns.
Effective as of August 1, 2014, Alan Singer has been appointed to the office of General Counsel and Secretary of CA Holding, Inc., SquareTwo Financial Corporation and its subsidiaries. Mr. Singer joined the Company in April 2001 and has served in a variety of capacities most recently serving as Associate General Counsel for Regulatory Affairs since February 2011. Mr. Singer graduated from Queens College, CUNY with a B.A. in Psychology and graduated from the University of Denver, College of Law with a J.D.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit
Number    Description__________________________________________________________________

10.1	Executive Employment Agreement dated August 1, 2014 by and between SquareTwo Financial Corporation and John Lowe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date:	August 6, 2014	By:	/s/ Alan Singer
		Name:	Alan Singer
		Title:	General Counsel